UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 4, 2025, GEE Group Inc. (the “Company”) (NYSE American: JOB) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The following matters were considered at the Annual Meeting:

1. Election of Three Class III Directors

Stockholders elected the Company’s three Class III nominees for director each to serve until the 2028 annual meeting of stockholders or until their respective successor is elected and qualified. The voting results were as follows:

	For	Withheld	Broker Non-Vote
(1) Mr. Peter Tanous	37,255,086	7,354,161	36,200,912
(2) Mr. Thomas Vetrano	38,658,165	5,951,082	36,200,912
(3) Mr. Derek Dewan	40,655,091	3,954,156	36,200,912

2. Approval and Ratification of Auditors

Stockholders approved and ratified the appointment of Cherry Bekaert LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025. The voting results were as follows:

For	Against	Abstentions
78,394,877	2,328,804	86,478

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: September 5, 2025	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

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